                                                                     EXHIBIT 2.1


                     VENTURES EDUCATION SYSTEMS CORPORATION
                                245 Fifth Avenue
                           New York, New York  10016
                            Tel. No. (212) 696-5717
                             Fax No. (212) 696-5726

                                August 31, 1998

ADDvantage Media Group, Inc.
Meridian Tower, Suite 1080
5100 East Skelly Drive
Tulsa, OK 74135

Gentlemen:

     The undersigned, Ventures Education Systems Corporation, a Delaware corporation (the "Company"), hereby agrees with you as follows, effective as of the date above written:

1.   AUTHORIZATION AND SALE OF THE SHARES

     1.1 Authorization. The Company has authorized the issuance pursuant to the terms and conditions hereof of 550,000 shares of its common stock par value $0.01 per share ("Common Stock").

     1.2 Sale. Subject to the terms and conditions hereof, the Company will issue and sell to you and you will purchase from the Company, 550,000 shares of Common Stock (the "Securities") at a purchase price of $1.80 per share, or an aggregate of $990,000.

2.   CLOSING DATE; DELIVERY

     2.1 Closing Date. The closing of the purchase and sale of the Purchased Securities to you and to the Other Purchasers shall be held at the offices of the Company, at 245 Fifth Avenue, New York, New York 10016, on August 31, 1998 or at such other time and place as the Company and you may agree in writing. The closing referred to in this Section 2.1 is hereinafter referred to as a "Closing" and the date of the Closing is hereinafter referred to as a "Closing Date."

     2.2 Delivery. At the Closing, subject to the terms of this Agreement, the Company will deliver to you the Securities to be purchased by you from the Company, against payment at the Closing of the purchase price therefor by a check or checks, payable to the order of the Company.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to you as follows:

     3.1 Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its business conducted or the character of its properties owned or leased makes such qualification, licensing or domestication necessary at this time except in those jurisdictions where the failure to be so qualified or licensed and in good standing does not and will not have a materially adverse effect on the Company, the conduct of its business or the ownership or operation of its properties. The Company has furnished you with copies of its Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the date of this Agreement.

     3.2 Corporate Power. The Company has now, and will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement, to sell the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement.

     3.3 Subsidiary. The Company has no subsidiaries other than Heuer, Inc. (the "Subsidiary") The Company does not own, directly or indirectly, shares of stock or other interests in any other corporation, association, joint venture, or business organization. All of the issued and outstanding stock of the Subsidiary is owned by the Company. There are no outstanding warrants, options, contracts, calls, or other rights of any kind or restriction on the right to transfer with regard to the issued and outstanding, authorized and unissued, or issued but not outstanding, shares of the common stock or other security of the Subsidiary of any kind. The Subsidiary is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Subsidiary has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Subsidiary is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its business conducted or the character of its properties owned or leased makes such qualification, licensing or domestication necessary at this time except in those jurisdictions where the failure to be so qualified or licensed and in good standing does not and will not have a materially adverse effect on the Subsidiary, the conduct of its business or the ownership or operation of its properties. The Company has furnished you with copies of the Certificate of Incorporation and Bylaws of the Subsidiary. Said copies are true, correct and complete and contain all amendments through the date of this Agreement.

     3.4 Capitalization. The authorized capital stock of the Company consists solely of 6,000,000 shares of Common Stock and 90,000 shares of Preferred Stock, par value $1.00 per share. There are issued and outstanding 1,441,000 shares of Common Stock and no shares of preferred stock. The issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except for the Stockholders Agreement listed on Schedule I hereto and the warrants to purchase up to 55,000 shares of Common Stock to be granted to Culverwell & Co., there are no outstanding options, warrants or other rights, including preemptive rights, entitling the holder thereof to purchase or acquire shares of the Common Stock or Preferred Stock of the Company.

     3.5  Authorization

          (a) All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the sale and issuance of the Securities pursuant thereto and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

          (b) The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that such shares will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

          (c) No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance of the Securities or of any other capital stock of the Company.

     3.6 Disclosure Materials. The Company has provided to you a copy of a Private Offering Memorandum dated as of July 23, 1998 prepared in connection with a proposed private placement of shares of Common Stock (the "Offering Memorandum"), the financial statements referred to in Section 3.12 below and the other documents, instruments and agreements listed in Schedule I hereto. The said offering circular and materials listed in Schedule I hereto are referred to herein collectively as the "Disclosure Materials."

     3.7 Compliance with Other Instruments. The Company is not in violation of any terms of its Certificate of Incorporation or Bylaws, or in any material respect of any mortgage, indenture, contract, agreement, instrument, or, to the best knowledge of the Company, any judgment, decree, order, statute, rule, or regulation applicable to it. The execution, delivery, and performance by the Company of this Agreement, and the issuance and sale of the Securities pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which the Company is a party or by which it is bound or with respect to which it is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or, to the best knowledge of the Company, give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of the Company.

     3.8 Litigation, etc. Except as described in the Disclosure Materials, there are no actions, proceedings or investigations pending which might result in any material adverse change in the business, prospects, conditions, affairs, or operations of the Company or in any of its properties or assets, or in any impairment of the right or ability of the Company to carry on its business as proposed to be conducted, or in any material liability on the part of the Company, or which question the validity of this Agreement or any action taken or to be taken in connection herewith.

     3.9 Registration Rights. Other than registration rights granted to you pursuant hereto, the Company is not under any obligation to register, within the meaning of the Securities Act of 1933, as amended (the "Securities Act") any of its presently outstanding securities.

     3.10 Governmental Consent, etc. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental unit is required on the part of the Company in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities or the obtaining of the consents, permits and waivers specified in subsection 5.1(c) hereof, or the consummation of any other transaction contemplated hereby.

     3.11 Proprietary Rights. The Company possesses full ownership of, or adequate and enforceable licenses or other rights to use, all Proprietary Rights used or proposed to be used in its business. The Company has not received any notice of conflict which asserts the rights of others with respect thereto; and the Company has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect,
under any agreement relating to any Proprietary Right.   As used herein, the
term "Proprietary Rights means and includes trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created, or owned by the Company, or used or proposed to be used by the Company in connection with its business, whether or not the same are entitled to legal protection.

     3.12 Financial Statements. The Company has delivered to you:(a) its unaudited consolidated balance sheet as at June 30, 1998 and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal year then ended, Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company and the Subsidiary as at the date of and for the period referred to in such financial statements, all in accordance with generally accepted accounting principles ("GAAP"). No person other than the Company and the Subsidiary are required by GAAP to be included in the consolidated financial statements of the Company.

     3.13 Untrue Statements. The Disclosure Materials do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they are made, not misleading.

     3.14 No Adverse Change. There has been no material adverse change in the Company's business, operations and assets since June 30, 1998.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT

     4.1 Representations and Warranties by Purchaser. You represent and warrant to the Company as follows:

          (a) You acknowledge that you have received, have thoroughly read, are familiar with and understand the Offering Memorandum, and in particular you acknowledge that you have read and understand the section contained in the Offering Memorandum entitled "Risk Factors"; and understand and acknowledge that the Securities being offered involve a high degree of risk.

          (b) You represent and warrant that the Securities are being acquired for your own account without a view to public distribution or resale and that you have no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any of the Securities or any portion thereof to any other person.

          (c) You and your officers, directors or equity owners have sufficient knowledge and experience in investments similar to the Securities to evaluate the merits and risks of an investment in the Securities because of the background and employment experience of your officers, directors or employees. You have received and have had access to material and relevant information enabling you to make an informed investment decision, and all data you have requested has been furnished to you; and your officers, directors and employees have had the opportunity to ask questions regarding the Common Stock and all questions asked have been satisfactorily answered.

          (d) You understand and acknowledge that the Company has a limited financial and operating history, that no assurances have been given about the amounts of revenue or net income, if any, that will ever be realized by the Company in the future, and that an investment in the Company is highly speculative and involves a risk of loss by you of your entire investment in the Company.

          (e) You acknowledge and understand that holders of the Securities will only be able to resell the Securities pursuant to secondary trading exemptions under applicable securities laws of the states in which you reside and pursuant to an exemption from registration under the Act. Further, under the securities laws of certain states, holders of Securities may be required to sell their Securities through a registered broker-dealer.

          (f) You are an accredited investor as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission.

5.   CONDITIONS TO CLOSING

     5.1 Conditions to Your Obligations. Your obligation to purchase the Securities at the Closing is subject to the fulfillment to your reasonable satisfaction on or prior to the Closing Date of the following conditions (any of which may, at your discretion, be waived):

          (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in
     Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date; the Company's business, operations and assets shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

          (b) Opinion of Company's Counsel. You shall have received from Slater & Cole, P.C., counsel to the Company, a favorable opinion addressed to you, dated the Closing Date, substantially the same, in form and content, as that attached hereto as Exhibit A.

          (c) Consents and Waivers. The Company shall have obtained any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement. The Company covenants to use its best efforts to obtain such consents, permits and waivers.

          (d) Legal Investment. At the time of the Closing, the purchase of the Securities by you hereunder shall be legally permitted by all laws and regulations to which you and the Company are subject. You shall be responsible for determining the applicability of all such laws and regulations to you in connection with your purchase of the Securities.

          (e) Compliance Certificate. The Company shall have delivered to you a Certificate, executed by the President or any Vice President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs (a), (c) and (d) of this Section 5.1.

          (f) Voting Agreement. You and current the stockholders of the Company holding a minimum of 1,000,000 shares of the outstanding Common Stock will have entered into a Voting Agreement in form and substance reasonably acceptable to you pursuant to which, among other things, one designee of yours will be elected to the Company's board of directors.

     5.2 Conditions to Obligation of the Company. The Company's obligation to sell and issue the Securities to you at the Closing is subject to the fulfillment to the Company's reasonable satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company in writing signed by an authorized officer:

          (a) The representations and warranties made by you in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

          (b) The conditions set forth in subsections 5.1(c) and 5.1(d) hereof shall have been fulfilled.

6.   REGISTRATION RIGHTS

     6.1 Registration of Securities. As used in this Agreement, the term "Registration Securities" means (i) any and all of the shares of the Company's Common Stock received by you pursuant to this Agreement and (ii) any other securities of the Company may hereafter issue in exchange therefor or in respect thereof in the form of a stock split, dividend, reorganization, merger or similar event. As to any particular Registration Securities, once issued, such Registration Securities shall cease to be Registration Securities when (i) they have been registered under the Securities Act, in accordance with the terms of this Agreement, the registration statement in connection therewith has been declared effective, and they have been disposed of by you pursuant to such effective registration statement, (ii) they are distributed to the public pursuant to and in accordance with Rule 144 (or any similar provisions then in force under the Securities Act), (iii) they are otherwise transferred and the Company has delivered new certificates evidencing ownership and are not subject to legal or other restriction, (iv) they have ceased to be subject to restrictions on the public offer and sale thereof by virtue of the application of Rule 144(k) promulgated by the Commission pursuant to the Securities Act, or
(v) they have ceased to be outstanding.

     6.2 Piggy-Back Registration. If the Company proposes to file a registration statement under the Securities Act with respect to any class of security (other than a registration statement on Form S-4 or S-8, or any form substituting therefor), the Company shall give written notice of such proposed filing to you at least twenty days before the anticipated filing date, and such notice shall offer you the opportunity to register such amount of Registration Securities as you may request (said registration hereinafter referred to as "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit you to include such Registration Securities as you may propose in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to you that the total amount or kind of securities which it and any other persons or entities intend to include in such offering would adversely affect the success of such offering (and it is otherwise reasonably impractical to cause the Piggy Back Registration to include a best efforts offering of the Registration Securities), then the amount of securities to be offered for your account shall be reduced pro rata with all other persons, if any, for whom securities are being registered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or excluded in its entirety, as the case may be. In the event that the contemplated distribution does not involve an underwritten public offering, such determination that the inclusion of such Registration Securities shall adversely affect the success of the offering shall be made by the Company in its reasonable discretion; and

     6.3 The Company's Obligations with Respect to Piggy-Back Registration. To facilitate the sale of Registration Securities in accordance with the provisions of this Agreement, the Company shall:

          (a) supplement or make amendments to the Piggy-Back Registration, if required by the registration form utilized by the Company for such Piggy-Back Registration, the instructions applicable to such registration form, the Securities Act, or the rules and regulations promulgated by the Commission under the Securities Act;

          (b) furnish to you copies in such numbers as may be reasonably requested by you of any such supplement or amendment prior to its being used or filed with the Commission;

          (c) use reasonable efforts to register or qualify the Registration Securities under such other securities or "Blue Sky" laws of such jurisdictions in the United States as any Purchaser shall request (and maintain such registration and qualifications effective until all Registration Securities covered by the Shelf Registration have been sold pursuant to the Shelf Registration or are no longer outstanding) and do any and all other acts and things that may be necessary to enable such Purchaser to consummate the disposition in such jurisdictions of the Registration Securities, provided however, that the Company shall in no event be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, conform the composition of its assets at the time to the securities or "Blue Sky" laws or such jurisdiction, execute or file any general consent to service of process under the laws of any jurisdiction, take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registration Securities, or subject itself to taxation in any jurisdiction where it has not heretofore done so;

          (d) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, commencing not later than the first day of the fiscal quarter next succeeding the effective date of such Shelf Registration, which earnings statement will satisfy the provisions of
     Section 11(a) of the Securities Act; and

          (e) indemnify you for any losses, liability, costs, expenses, judgments, settlements, payments and other amounts (including attorneys' fees and other defenses costs) incurred by reason of any misrepresentation, or alleged misrepresentation, of a material fact in the Piggy-Back Registration, or the omission therefrom of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any other violation of federal or state securities laws in connection with the offering and sale of the securities that are the subject of the Piggy-Back Registration.

     6.4 Expenses of Piggy-Back Registration. The Company shall pay all costs and expenses incident to the performance of or compliance with this Article 6 specifically including, without limitation, in connection with the Piggy-Back Registration, all registration and filing fees, fees and expenses of compliance with securities or "Blue Sky" laws, and fees and disbursements of counsel and special experts retained by the Company, but specifically excluding fees and expenses of counsel to you incurred in connection with the Piggy-Back Registration and any commissions, underwriting discounts or other fees or charges payable strictly by virtue of the sale of your Registration Securities.

7.   MISCELLANEOUS

     7.1 Involvement in the Company's Sales, Marketing and Financing Efforts. It is agreed that your officers and key employees shall be provided the opportunity to become involved in and advise the Company with respect to its sales and marketing and its financial planning efforts; provided however, that unless agreed to by the Company, such services shall be provided without compensation to your officers and key employees other than the reimbursement of reasonable out-of-pocket or third party costs and expenses incurred by them in the performance of such services. In addition, in the event that the Company intends to seek additional equity financing, a business combination, merger, asset acquisition or other transaction involving the Company's equity securities or the equity securities of another party, or a business alliance or affiliation, the Company will provide AMG with written notice of its intent and proposal and give AMG the opportunity, if it elects to do so, to make a proposal to the Company or otherwise work with the Company to achieve its objectives.

     7.2 Waivers and Amendments. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     7.3 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

     7.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.5 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.

     7.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to you, at your address set forth in the first page of this Agreement, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth below, or at such other address as the Company shall have furnished to you in writing in accordance with this Section 7.5.

     7.7 Separability. In case any provision of this Agreement not material to the benefits intended to be conferred hereby shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.8. Finder's Fees. Each of the Company and you (i) represents and warrants to the other that no finder or broker has been retained by it in connection with the transactions contemplated by this Agreement except that the Company has retained Culverwell & Co. Inc. to assist it in this transaction and such firm will receive a commission of 8% of the total proceeds of this offering payable out of such proceeds and (ii) each hereby agrees to indemnify and to hold the other, and its respective officers, directors and controlling persons, harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible except for such commission payable to Culverwell & Co. Inc.

     7.9. Other Documents. The parties to this Agreement shall in good faith execute such other and further instruments, assignments or documents as may be necessary or advisable to carry out the transactions contemplated by this Agreement.

     7.10. Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. References herein to exhibits to this Agreement shall be deemed to incorporate such exhibits by reference.

     7.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and which shall become effective when there exist copies signed by the Company and by you.

     7.12 Notice of and Right to Attend Board Meetings. For so long as the Voting Agreement referred to in Section 5.1(f) is effective and Charles H. Hood is an officer or director of AMG, the Company shall provide notice of all regular and special meetings of the Company's Board of Directors to Mr. Hood and provide Mr. Hood with the opportunity to attend each such meeting, it being understood that Mr. Hood shall not be a director of the Company and shall have no vote with respect to matters presented to the Board of Directors of the Company.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives effective as of the date set forth on the first page hereof.

                         VENTURES EDUCATION SYSTEMS CORPORATION


                         By  /s/ Maxine E. Bleich
                            --------------------------------------------------
                               Maxine E. Bleich, President


     Accepted and agreed to this 31st day of August, 1998.


                         ADDvantage Media Group, Inc.


                         By  /s/ Charles H. Hood
                            --------------------------------------------------
                               Charles H. Hood, President

                                   SCHEDULE I


     The following is a list of the corporate documents of the Company provided to ADDvantage Media Group, Inc. in connection with its review of the Company and the proposed investment in the Common Stock of the Company:

 .    Certificate of Incorporation
 .    Bylaws
 .    Stock Records
 .    Copies of all minutes of meetings of stockholders and directors since incorporation of the Company and all written consents in lieu of such meetings.
 .    Employee Stock Option Plan
 .    Certificate of insurance
 .    The most current drafts of the proposed License Agreements between the
     Company and Ventures in Education, Inc.
 .    Copies of Stockholders' Agreements
 .    Heuer Certificate of Incorporation and Bylaws
 .    Loan or credit agreements, mortgages, security agreements and other financing documents

                                   EXHIBIT A




                                August 31, 1998

ADDvantage Media Group, Inc.
Meridian Tower, Suite 1080
5100 East Skelly Drive
Tulsa, OK 74135

Gentlemen:

     We have acted as counsel for Ventures Education Systems Corporation, a Delaware corporation (the "Company"), in connection with the offer and sale of 550,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), such shares of the Common Stock being referred to herein as the "Securities"), to you. This opinion is being furnished to you pursuant to
Section 5.1(b) of the Stock Purchase Agreement between you and the Company dated August 31, 1998 (the "Agreement"). Unless otherwise expressly provided herein, capitalized terms used herein shall have the meanings assigned to them in the Stock Purchase Agreement.

     In so acting, we have examined such certificates of public officials and officers of the Company and originals or copies certified to our satisfaction of all such corporate documents and records of the Company and of all such other documents and have made such inquiry of officers and representatives of the Company as we have deemed relevant and necessary as a basis for our opinion hereinafter expressed.

     In giving our opinion, we have relied, to the extent we deem appropriate, upon such certificates of public officials and officers of the Company and statements and information furnished by officers of the Company, with respect to the accuracy of material factual matters contained therein which were not independently established. In our examination, we have assumed the genuineness of all signatures, the accuracy, authenticity and completeness of all documents, certificates and records submitted to us as originals, and the conformity with the originals of all documents, certificates and records submitted to us as copies.

     On the basis of the foregoing and subject to the qualifications and limitations set forth herein, it is our opinion that:


                                     A-1-

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite legal and corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted.

          2. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite legal and corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. All of the issued and outstanding voting securities of the Subsidiary are owned of record and beneficially by the Company.

          3. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the sale and issuance of the Securities pursuant to the Agreement and the performance of the Company's obligations thereunder has been taken. The Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

          4. The Securities to be issued to you, when issued in compliance with the provisions of the Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that such Securities will be subject to restrictions on transfer under state and/or federal securities laws as set forth therein, and as may be required by future changes in such laws.

     This opinion is being rendered pursuant to Section 5.1(b) of the Agreement and is for your sole benefit and is not to be used, circulated or otherwise referred to in connection with any transactions other than those contemplated by the Agreement.


                              Very truly yours,

                              SLATER and COLE, P.C.


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